Exhibit 99.1

For Immediate Release

Starwood Property Trust Reports Results for the

Quarter Ended March 31, 2019

—    Deploys $2.0 Billion of Capital, Including $1.0 Billion in Commercial Lending –

—    Declares Dividend of $0.48 per share for the Second Quarter of 2019 –

GREENWICH, Conn., May 8, 2019 /PRNewswire/ -- Starwood Property Trust, Inc. (NYSE: STWD) today announced operating results for the fiscal quarter ended March 31, 2019.  The Company’s first quarter 2019 GAAP net income was $70.4 million, or $0.25 per diluted share, and Core Earnings was $82.9 million, or $0.28 per diluted share. These amounts reflect a write down of the Company’s interest in a regional mall portfolio of $44.9 million and $68.9 million for GAAP and Core Earnings, respectively, or $0.16 and $0.24 per diluted share, respectively.

“Our multi-cylinder platform continues to generate consistent returns, led by our commercial lending business, which deployed $1.0 billion of capital during the quarter.  We are also proud of the performance of our owned property portfolio, marked by 98% occupancy and stable and growing double-digit cash returns on invested capital.  We believe this portfolio on an undepreciated basis has over $500 million in unrealized gains,” commented Barry Sternlicht, Chairman and CEO of Starwood Property Trust.

“We continue to source attractive and high credit quality investments across our businesses, with our commercial lending portfolio growing to $8.2 billion and our asset base growing to $16.7 billion, both record highs. With low leverage, ample capacity and the ability to monetize appreciated assets, our balance sheet and access to capital remain strong. We believe we are well-positioned to execute on our long-term business plan, regardless of interest rate environment, by prudently allocating capital across our multiple cylinders to generate attractive and sustainable risk adjusted returns for our shareholders.”

Dividend

On May 8, 2019, the Company’s Board of Directors declared a dividend of $0.48 per share of common stock for the quarter ending June 30, 2019. The dividend is payable on July 15, 2019 to common stockholders of record as of June 28, 2019.

Supplemental Schedules

The Company has published supplemental earnings schedules on its website in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  Specifically, these materials can be found on the Company’s website in the Investor Relations section under “Quarterly Results” at www.starwoodpropertytrust.com.

Conference Call and Webcast Information

The Company will host a live webcast and conference call on Wednesday, May 8, 2019, at 10:00 a.m. Eastern Time.  To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The webcast is available at www.starwoodpropertytrust.com in the investor relations section of the website.

To Participate via Telephone:

Dial in at least ten minutes prior to start time.

Domestic:  1-877-407-9039

International:  1-201-689-8470

Conference Call Playback:

Domestic:  1-844-512-2921

International:  1-412-317-6671

Passcode:  13689755

The playback can be accessed through May 15, 2019.

About Starwood Property Trust, Inc.

Starwood Property Trust (NYSE: STWD), is a leading diversified finance company with a core focus on the real estate and infrastructure sectors. An affiliate of global private investment firm Starwood Capital Group, the Company has successfully deployed over $53 billion of capital since inception and manages a portfolio in excess of $16 billion across debt and equity investments. Starwood Property Trust’s investment objective is to generate attractive and stable returns for shareholders, primarily through dividends, by leveraging a premiere global organization to identify and execute on the best risk adjusted returning investments across its target assets. Additional information can be found at www.starwoodpropertytrust.com.

Forward-Looking Statements

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are developed by combining currently available information with our beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions.  Although Starwood Property Trust, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, completion of pending investments, continued ability to acquire additional investments, competition within the finance and real estate industries, economic conditions, availability of financing and other risks detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as other risks and uncertainties set forth from time to time in the Company's reports filed with the SEC.

In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained herein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

Additional information can be found on the Company’s website at www.starwoodpropertytrust.com.

Contact:
Zachary Tanenbaum

Starwood Property Trust

Phone: 203-422-7788

Email: ztanenbaum@starwood.com

Starwood Property Trust, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations by Segment

For the three months ended March 31, 2019

(Amounts in thousands)

	Commercial and
	Residential	Infrastructure		Investing
	Lending	Lending	Property	and Servicing			Securitization
	Segment	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Revenues:
Interest income from loans	$154,595	$26,915	$—	$1,906	$—	$183,416	$—	$183,416
Interest income from investment securities	19,908	885	—	24,293	—	45,086	(27,454)	17,632
Servicing fees	123	—	—	27,243	—	27,366	(2,933)	24,433
Rental income	—	—	70,521	13,312	—	83,833	—	83,833
Other revenues	204	686	78	196	20	1,184	(18)	1,166
Total revenues	174,830	28,486	70,599	66,950	20	340,885	(30,405)	310,480
Costs and expenses:
Management fees	411	—	—	18	22,988	23,417	49	23,466
Interest expense	61,604	18,577	18,990	7,746	27,915	134,832	(160)	134,672
General and administrative	6,768	4,479	1,518	18,851	3,226	34,842	88	34,930
Acquisition and investment pursuit costs	249	16	—	77	—	342	—	342
Costs of rental operations	19	—	22,937	6,695	—	29,651	—	29,651
Depreciation and amortization	71	—	23,896	5,287	—	29,254	—	29,254
Loan loss provision, net	(11)	774	—	—	—	763	—	763
Other expense	77	—	134	—	—	211	—	211
Total costs and expenses	69,188	23,846	67,475	38,674	54,129	253,312	(23)	253,289
Other income (loss):
Change in net assets related to consolidated VIEs	—	—	—	—	—	—	47,836	47,836
Change in fair value of servicing rights	—	—	—	(515)	—	(515)	(252)	(767)
Change in fair value of investment securities, net	(1,694)	—	—	18,140	—	16,446	(16,384)	62
Change in fair value of mortgage loans held-for-sale, net	1,386	—	—	9,880	—	11,266	—	11,266
Earnings (loss) from unconsolidated entities	577	—	(43,805)	594	—	(42,634)	(566)	(43,200)
Gain on sale of investments and other assets, net	2,755	790	—	940	—	4,485	—	4,485
(Loss) gain on derivative financial instruments, net	(9,297)	(395)	1,290	(3,432)	9,627	(2,207)	—	(2,207)
Foreign currency gain (loss), net	5,239	300	9	(1)	—	5,547	—	5,547
(Loss) gain on extinguishment of debt	—	(3,304)	—	—	6	(3,298)	—	(3,298)
Other loss, net	—	—	—	—	(73)	(73)	—	(73)
Total other income (loss)	(1,034)	(2,609)	(42,506)	25,606	9,560	(10,983)	30,634	19,651
Income (loss) before income taxes	104,608	2,031	(39,382)	53,882	(44,549)	76,590	252	76,842
Income tax benefit (provision)	248	85	(258)	(409)	—	(334)	—	(334)
Net income (loss)	104,856	2,116	(39,640)	53,473	(44,549)	76,256	252	76,508
Net (income) loss attributable to non-controlling interests	(371)	—	(5,717)	215	—	(5,873)	(252)	(6,125)
Net income (loss) attributable to Starwood Property Trust, Inc.	$104,485	$2,116	$(45,357)	$53,688	$(44,549)	$70,383	$—	$70,383

Definition of Core Earnings

Core Earnings, a non-GAAP financial measure, is used to compute the Company’s incentive fees to its external manager and is an appropriate supplemental disclosure for a mortgage REIT.  For the Company’s purposes, Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee due to the Company’s external manager, acquisition costs from successful acquisitions, depreciation and amortization of real estate and associated intangibles and any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income and, to the extent deducted from net income (loss), distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors.

Reconciliation of Net Income to Core Earnings

For the three months ended March 31, 2019

(Amounts in thousands except per share data)

	Commercial and
	Residential	Infrastructure		Investing
	Lending	Lending	Property	and Servicing
	Segment	Segment	Segment	Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$104,485	$2,116	$(45,357)	$53,688	$(44,549)	$70,383
Add / (Deduct):
Non-controlling interests attributable to Woodstar II Class A Units	—	—	5,717	—	—	5,717
Non-cash equity compensation expense	706	551	69	1,350	3,687	6,363
Management incentive fee	—	—	—	—	173	173
Acquisition and investment pursuit costs	(38)	2	(89)	—	—	(125)
Depreciation and amortization	71	—	24,211	4,915	—	29,197
Loan loss provision, net	(11)	774	—	—	—	763
Interest income adjustment for securities	(197)	—	—	5,972	—	5,775
Extinguishment of debt, net	—	—	—	—	(1,211)	(1,211)
Other non-cash items	—	—	(434)	137	168	(129)
Reversal of GAAP unrealized (gains) / losses on:
Loans held-for-sale	(1,386)	—	—	(9,880)	—	(11,266)
Securities	1,694	—	—	(18,140)	—	(16,446)
Derivatives	9,505	395	316	3,324	(10,144)	3,396
Foreign currency	(5,239)	(300)	(9)	1	—	(5,547)
Earnings from unconsolidated entities	(577)	—	43,805	(594)	—	42,634
Recognition of Core realized gains / (losses) on:
Loans held-for-sale	(653)	—	—	7,430	—	6,777
Securities	—	—	—	7,532	—	7,532
Derivatives	87	768	367	(1,625)	—	(403)
Foreign currency	391	(891)	9	8	—	(483)
Earnings from unconsolidated entities	98	—	(68,905)	8,733	—	(60,074)
Sales of properties	—	—	—	(76)	—	(76)
Core Earnings (Loss)	$108,936	$3,415	$(40,300)	$62,775	$(51,876)	$82,950
Core Earnings (Loss) per Weighted Average Diluted Share	$0.37	$0.01	$(0.14)	$0.22	$(0.18)	$0.28

Starwood Property Trust, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet by Segment

As of March 31, 2019

(Amounts in thousands)

	Commercial and
	Residential	Infrastructure		Investing
	Lending	Lending	Property	and Servicing			Securitization
	Segment	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Assets:
Cash and cash equivalents	$13,206	$58	$36,107	$47,225	$295,463	$392,059	$20,211	$412,270
Restricted cash	32,156	68,057	19,671	13,295	535	133,714	—	133,714
Loans held-for-investment, net	7,513,130	1,450,097	—	1,498	—	8,964,725	—	8,964,725
Loans held-for-sale	688,435	302,803	—	153,252	—	1,144,490	—	1,144,490
Investment securities	1,061,011	59,610	—	992,739	—	2,113,360	(1,203,127)	910,233
Properties, net	8,937	—	2,487,285	273,152	—	2,769,374	—	2,769,374
Intangible assets	—	—	85,356	75,806	—	161,162	(24,327)	136,835
Investment in unconsolidated entities	35,351	—	70,557	54,251	—	160,159	(35,799)	124,360
Goodwill	—	119,409	—	140,437	—	259,846	—	259,846
Derivative assets	14,247	1,029	32,093	41	—	47,410	—	47,410
Accrued interest receivable	50,269	7,135	392	296	3,079	61,171	(857)	60,314
Other assets	11,259	72,720	65,898	75,348	1,944	227,169	(16)	227,153
VIE assets, at fair value	—	—	—	—	—	—	56,974,864	56,974,864
Total Assets	$9,428,001	$2,080,918	$2,797,359	$1,827,340	$301,021	$16,434,639	$55,730,949	$72,165,588
Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$29,302	$6,788	$63,644	$71,675	$21,628	$193,037	$106	$193,143
Related-party payable	1	—	—	9	23,935	23,945	—	23,945
Dividends payable	—	—	—	—	135,889	135,889	—	135,889
Derivative liabilities	4,608	772	—	2,739	2,044	10,163	—	10,163
Secured financing agreements, net	5,010,958	1,410,124	1,876,514	653,078	298,186	9,248,860	(13,950)	9,234,910
Unsecured senior notes, net	—	—	—	—	1,922,795	1,922,795	—	1,922,795
VIE liabilities, at fair value	—	—	—	—	—	—	55,727,776	55,727,776
Total Liabilities	5,044,869	1,417,684	1,940,158	727,501	2,404,477	11,534,689	55,713,932	67,248,621
Equity:
Starwood Property Trust, Inc. Stockholders’ Equity:
Common stock	—	—	—	—	2,855	2,855	—	2,855
Additional paid-in capital	1,199,646	663,692	631,392	118,760	2,466,683	5,080,173	—	5,080,173
Treasury stock	—	—	—	—	(104,194)	(104,194)	—	(104,194)
Accumulated other comprehensive income (loss)	53,128	—	2,734	(64)	—	55,798	—	55,798
Retained earnings (accumulated deficit)	3,120,166	(458)	(31,787)	967,326	(4,468,800)	(413,553)	—	(413,553)
Total Starwood Property Trust, Inc. Stockholders’ Equity	4,372,940	663,234	602,339	1,086,022	(2,103,456)	4,621,079	—	4,621,079
Non-controlling interests in consolidated subsidiaries	10,192	—	254,862	13,817	—	278,871	17,017	295,888
Total Equity	4,383,132	663,234	857,201	1,099,839	(2,103,456)	4,899,950	17,017	4,916,967
Total Liabilities and Equity	$9,428,001	$2,080,918	$2,797,359	$1,827,340	$301,021	$16,434,639	$55,730,949	$72,165,588